SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 26, 2008

MISSION COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employee
incorporation or organization)		Identification No.)

581 Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On August 26, 2008,  Mission Community Bancorp (the “Company”) entered into a First Amendment to Stock Purchase Agreement (the “First Amendment”) with Carpenter Fund Manager GP, LLC (the “Manager”) on behalf of and as the general partner of each of the following investment-related limited partnerships:  Carpenter Community BancFund, L.P; Carpenter Community BancFund-A, L.P.; and Carpenter Community BancFund-CA, L.P. (collectively, the “Fund”).

The First Amendment amends the Stock Purchase Agreement (the “Agreement”) between the Manager and the Company dated January 24, 2008, pursuant to which Agreement the Manager agreed to cause the Fund to purchase an aggregate of 333,334 shares of the Company’s authorized but unissued shares of stock for a purchase price of $18.00 per share in two separate closings.   The Fund purchased an initial 108,308 shares for a purchase price of $1,949,544 on February 15, 2008 as part of a best efforts secondary public offering by the Company in which offering the Company sold an aggregate of 410,644 shares (the “Public Offering”).  Pursuant to the terms of the Agreement, the remaining balance of 225,025 shares is to be purchased by the Fund in a private placement following the Fund’s receipt of all required regulatory approvals and the fulfillment of all other conditions precedent to closing set forth in the Agreement.

The First Amendment amends the Agreement (i) to provide that either party shall have a right to terminate the Agreement if the second closing has not occurred by November 28, 2008, rather than by August 30, 2008, as provided for in the original Agreement, and (ii) to provide for a purchase price for the remaining 225,025 shares of the Company’s common stock of $17.10 per share rather than $18.00 per share as provided for in the original Agreement, which revised purchase price represents the same per share net proceeds to the Company received in its recently completed Public Offering and reflects the waiver of any sales commission arising from the sale of shares in the second closing that otherwise might be due to Seapower Carpenter Capital, Inc., which firm served as the Company’s placement agent in the Public Offering.  The Fund was formed by the principals of CCFW, Inc., d/b/a Carpenter & Company, the parent of Seapower.

Forward Looking Statements

This Form 8-K includes forward-looking information, which is subject to the “safe harbor” created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  When the Company uses or incorporates by reference in this Current Report on Form 8-K the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “commit,” “believe” and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2008		MISSION COMMUNITY BANCORP

	By:	/s/ Anita M. Robinson
Anita M. Robinson, President and Chief Executive Officer